QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

ENBRIDGE ENERGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AND NOTES THERETO

DECEMBER 31, 2002

Report of Independent Accountants

To the Shareholder and Board of Directors
    of Enbridge Energy Company, Inc.:

        In our opinion, the accompanying consolidated statements of financial position present fairly, in all material respects, the financial position of Enbridge Energy Company, Inc. and its subsidiaries (the "Company") at December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial position are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial position, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial position presentation. We believe that our audits of the statements of financial position provide a reasonable basis for our opinion.

        As discussed in Note 12 to the consolidated statements of financial position, the Company changed its method of accounting for derivative instruments and hedging activities effective January 1, 2001.

PricewaterhouseCoopers LLP

Houston, Texas
January 27, 2003

ENBRIDGE ENERGY COMPANY, INC.
(a wholly owned subsidiary of Enbridge Pipelines Inc.)
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31, 2002	December 31, 2001
	(dollars in millions)
ASSETS
Current assets
Cash and cash equivalents	$8.8	$8.8
Due from affiliates	15.4	12.5
Accounts and notes receivable	56.8	10.9
Loans to affiliates	361.3	275.2
Other current assets	1.3	0.5
Current assets held for sale	—	91.5

	443.6	399.4

Long-term loans to affiliates	450.5	699.6
Investment in Master Limited Partnership	493.4	58.7
Deferred charges and other	73.4	61.6
Property, plant and equipment, net of accumulated depreciation of $54.0 ($60.5 in 2001)	51.3	58.3
Goodwill	25.0	—
Long-term assets held for sale	—	657.6

	$1,537.2	$1,935.2

LIABILITES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable and other	$18.9	$21.9
Due to affiliates	13.3	3.9
Loans from affiliates	18.9	528.6
Current portion of long-term debt	253.2	—
Current Liabilities held for sale	—	71.8

	304.3	626.2

Long-term debt	275.0	526.2
Loans from affiliates	—	319.2
Deferred credits	22.8	—
Deferred taxes	260.1	189.8
Minority interest	275.2	2.2
Long-term liabilites held for sale	—	0.5

	1,137.4	1,664.1

Shareholder equity
Common stock:
Authorized—750,000 shares, no par value (500,000 authorized, with $50 par value in 2001) Issued—524,000 (400,000 issued in 2001)	—	20.0
Contributed surplus	151.6	6.6
Retained earnings	238.8	253.6
Accumulated other comprehensive income/(loss)	9.4	(9.1)

	399.8	271.1

	$1,537.2	$1,935.2

The accompanying notes to the Consolidated Statements of Financial Position are an integral part of these statements.

1.     NATURE OF OPERATIONS

        Enbridge Energy Company, Inc. (the "Company"), is the general partner of Enbridge Energy Partners, L.P. (the "Partnership"). The Company is owned directly by Enbridge Pipelines Inc. ("Enbridge Pipelines"), a Canadian corporation indirectly owned by Enbridge Inc. ("Enbridge") of Calgary, Alberta, Canada.

        As the sole general partner, the Company is responsible for management and operation of the Partnership. In October 2002, the Company delegated substantially all of the responsibility for the management and operation of the Partnership to its affiliate, Enbridge Energy Management, L.L.C. ("EEM"). The Company retains certain functions and approval rights over the operations of the Partnership. The Company owns an effective 14.1% ownership interest in the Partnership. The ownership interest consists of a direct 2.0% general partner interest and a direct 8.7% limited partner interest in the Partnership. Through EEM, as described below, the Company indirectly owns an additional 3.4% limited partner interest in the Partnership.

        The Company owns 1.05 voting shares issued by EEM and consolidates EEM's financial results (see Note 2). On October 17, 2002, the Company purchased 17.2% of EEM's limited-voting shares in an initial public offering, with the remaining 82.8% of the limited-voting shares purchased by the public. Substantially all of the net proceeds of the offering of shares was used to purchase i-units, a new class of limited partner interests from the Partnership. Immediately after the transaction, EEM owned a 19.9% limited partner interest in the Partnership. On November 14, 2002, EEM paid a share distribution to shareholders of record as of November 5, 2002, which increased EEM's ownership in the Partnership to 20.3%.

        Other consolidated subsidiaries of the Company engage in providing crude oil transportation, natural gas gathering and processing, and investing activities. From May 11, 2001 until October 17, 2002, the Company's subsidiaries under Enbridge Midcoast Energy, Inc. ("Midcoast") engaged in natural gas gathering, treating, processing and marketing activities primarily in the United States.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The consolidated statements of financial position are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from those estimates and assumptions.

PRINCIPLES OF CONSOLIDATION

        The consolidated statements of financial position include the accounts of the Company and its wholly owned subsidiaries. The Company has significant influence over the Partnership, therefore the equity method is used to account for general partner and limited partner interests in the Partnership.

        The Company owns all of the voting interest in EEM. Accordingly, the accounts of EEM have been consolidated in the Company's financial results.

        The Company holds a 77.78% interest in Frontier Pipeline Company ("Frontier") and consolidates its financial results.

ENBRIDGE EMPLOYEE SERVICES, INC.

        Enbridge Employee Services, Inc. (EES) is a wholly owned subsidiary of EEC and is consolidated in the Company's financial results. EES provides employees and related centralized payroll and employee benefits services to the Company, affiliates of the Company, EEM, the Partnership and the Partnership's operating partnerships and subsidiaries (collectively, the "Group"). Employees of EES are assigned to work for one or more members of the Group. The direct costs of all compensation, benefits expenses, employer taxes and other employer expenses for these employees are allocated and charged by EES to the appropriate members of the Group, and the members of the Group reimburse EES for their allocated shares of these direct costs. There is no profit or margin charged by EES to the members of the Group. The related administrative costs are allocated to members of the Group in accordance with existing expense allocation procedures. The effect of these arrangements is that each member of the Group bears the direct compensation and employee benefits costs of its assigned or partially assigned employees, as the case may be, while also bearing its allocable share of administrative costs. The Group reimburses EES for its share of these administrative costs and such reimbursements will be accounted for as described above.

CASH AND CASH EQUIVALENTS

        The Company considers short-term, highly liquid investments that have an original maturity of three months or less at the time of purchase to be cash equivalents.

REGULATED PIPELINES

        On May 11, 2001, the Company acquired the Midcoast assets including certain regulated pipelines. The Company sold the U.S. Midcoast assets including these regulated pipelines on October 17, 2002. Enbridge Pipelines (AlaTenn) Inc. ("MIT"), Enbridge Pipelines (Midla) Inc. ("MLGC"), Enbridge Pipelines (KPC), ("KPC"), and Enbridge Offshore Pipelines (UTOS) LLC, ("UTOS") follow the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71,"Accounting for the Effects of Certain Types of Regulation." Regulatory assets represent probable future revenue to MIT, MLGC, KPC and UTOS associated with certain costs which will be recovered from customers through the regulatory or the rate making process.

        The Federal Energy Regulatory Commission ("FERC") regulates the interstate transportation and certain sales of natural gas, including among other things, rates and charges allowed natural gas companies, extensions and abandonment of facilities and service, rates of depreciation and amortization and certain accounting methods utilized by MIT, MLGC, KPC, and UTOS.

PROPERTY, PLANT AND EQUIPMENT

        Interstate and intrastate natural gas transmission, distribution and processing facilities and other equipment are stated at cost and depreciated by the straight-line method at rates based on the following estimated useful lives of the assets:

Interstate natural gas transmission facilities	15-66 Years
Intrastate natural gas transmission facilities	15-60 Years
Pipeline rights-of-way	17 Years
Natural gas processing facilities	30 Years
Other property and equipment	3-10 Years

        For regulated interstate natural gas transmission facilities, the cost of additions to property, plant and equipment includes direct labor and material, allocable overhead and an allowance for the estimated cost of funds used during construction. Maintenance and repairs, including the cost of renewals of minor items of property, are charged to expense as incurred. Major additions, replacements and improvements of property (exclusive of minor items of property) are charged to the appropriate property accounts. Upon retirement of a pipeline plant asset, its cost is charged to accumulated depreciation together with the cost of removal, less salvage value. For non-regulated assets, repairs and maintenance are charged to expense as incurred; and renewals and betterments are capitalized including any direct labor. Upon retirement or disposal, the net book value of the assets, net of any sale proceeds or retirement costs, is recorded as a charge or credit to income.

GOODWILL AND OTHER INTANGIBLE ASSETS

        Goodwill represents the excess of the purchase price over the fair value of net tangible and intangible assets upon acquisition of a business. Effective January 1, 2002, the Partnership adopted

SFAS No. 142, "Goodwill and Other Intangible Assets", whereby goodwill is not amortized but is tested for impairment at least annually and written down if the recorded value exceeds fair value.

        Other intangible assets, primarily consisting of customer contracts, are amortized on a straight-line basis over the life of the underlying assets. The Partnership tests other intangible assets periodically to determine whether impairment has occurred. Impairment occurs when the carrying amount of an asset exceeds the fair value of the recognized intangible asset.

DEFERRED INCOME TAXES

        Deferred income taxes are accounted for using the liability method. Under this method, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recorded for financial reporting purposes and amounts as measured by tax laws and regulations. These deferred income taxes are measured by applying currently enacted tax laws.

DERIVATIVE FINANCIAL INSTRUMENTS

        The Company recognizes all derivative financial instruments as assets and liabilities and measures them at fair value. For derivative financial instruments that are designated and qualify as a cash flow hedge, the effective portions of changes in fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Changes in the fair value of derivatives that do not qualify for hedge treatment are recognized currently in earnings. The related cash flows from those derivative financial instruments accounted for as hedges are classified in the same category as the items being hedged.

        The Company utilizes other derivative financial instruments (primarily futures contracts, option contracts and swap agreements) to hedge against interest rate fluctuations and market price fluctuations of certain commodity inventories and sales and purchase commitments. Unrealized and realized gains and losses on these hedge contracts are deferred and recognized in income when the underlying transaction occurs. These contracts are regularly evaluated to determine that there is a high correlation between changes in the fair value of the hedge contract and fair value of the hedged item. In instances where the anticipated correlation of price movements does not occur, hedge accounting is terminated and future changes in the value of the instruments are recognized as gains or losses in the statement of income. If the hedged item of the underlying transaction is sold or settled, the instrument is recognized in income.

        The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives, strategies for undertaking various hedge transactions and its methods for assessing and testing correlation and hedge ineffectiveness. All hedging instruments are linked to the hedged asset, liability, firm commitment or forecasted transaction.

        The market value of derivative instruments reflects the Company's best estimate and is based upon exchange-traded prices, published market prices or over-the-counter market price quotations whenever they are available. Quoted valuations may not be available due to location differences or terms that extend beyond the period for which quotations are available. Where quotes are not available, the Company utilizes other valuation techniques or models to estimate market values. These modeling techniques require the Company to make estimations of future prices, price correlation and market volatility and liquidity. The estimates also reflect factors for time value and volatility underlying the contracts, the potential impact of liquidating positions in an orderly manner over a reasonable period of time under present market conditions, modeling risk, credit risk of our counterparties and operational risk. The Company's actual results may differ from its estimates, and these differences can be positive or negative.

FOREIGN CURRENCY TRANSLATION

        The Company's functional currency for its foreign subsidiaries is the Canadian dollar. Results of operations of foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the period. Assets and liabilities are translated into U.S. dollars using the exchange rate on the balance sheet date, except non-monetary items, which are translated on a historical basis. Gains and losses resulting from these foreign currency translation adjustments are included as a component of comprehensive income.

CAPITALIZATION OF INTEREST

        The Company capitalizes interest on major projects during construction for those operations that are not regulated under SFAS No. 71. Interest is capitalized on borrowed funds and, where regulation by the FERC exists, on internally generated funds. The interest rates used by regulated companies are calculated in accordance with FERC rules. Interest rates used by unregulated companies are based on the average interest rate on related debt.

POST-EMPLOYMENT BENEFITS

        The Company maintains both defined benefit and defined contribution pension plans. Pension costs and obligations for the defined benefit pension plans are determined using the projected benefit method and are charged to earnings as services are rendered. For the defined contribution plans, contributions made by the Company are expensed.

        The Company also provides post-employment benefits other than pensions, including group health care and life insurance benefits for eligible retirees, their spouses and qualified dependants. The cost of such benefits is accrued during the years the employees render service.

COMPARATIVE AMOUNTS

        Certain reclassifications have been made to the prior year's reported amounts to conform to the classifications used in the 2002 consolidated statements of financial position.

NEW ACCOUNTING PRONOUNCEMENTS

        In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is to be adopted for fiscal years beginning after June 15, 2002. This standard requires that legal obligations associated with the retirement of long-lived tangible assets be recognized at fair value. The Company adopted the new standard effective January 1, 2003. The new standard did not have a material impact on the Company's statement of financial position.

3.     ACQUISITION

        To expand and diversify Enbridge's presence in the United States, it has completed several acquisitions of energy midstream assets and subsequently has transferred some of the acquired assets to the Partnership.

        In March 2002, the Company acquired natural gas gathering and processing facilities in Northeast Texas for cash consideration of $180.5 million. These assets were included in the sale of Midcoast described in Note 4.

(millions of dollars)
Fair Value of Assets Acquired
Property, plant and equipment	$152.1
Goodwill	36.9
Working capital deficiency	(8.5)

$180.5

Purchase Price
Cash	$179.8
Transaction costs	0.7

$180.5

        On May 11, 2001, the Company acquired all the outstanding shares of Midcoast Energy Resources, Inc., a Houston-based energy company, for cash consideration of $361.9 million and the assumption of long-term debt. The name of the acquired company was subsequently changed to Midcoast. The acquisition has been accounted for using the purchase method with the results of operations included in the consolidated financial statements from the date of acquisition.

(millions of dollars)
Fair Value of Assets Acquired
Property, plant and equipment	$436.9
Working capital, and other, net	5.1
Goodwill	212.0
Future income taxes	(30.2)

$623.8

Purchase Price
Cash	$357.7
Long-term debt assumed	261.9
Transaction costs	4.2

$623.8

4.     SALE OF MIDCOAST ASSETS

        In October 2002, the Company closed the sale of the United States assets of Midcoast to the Partnership, including the Northeast Texas assets described in Note 3, for proceeds of $870.6 million, resulting in an after-tax loss of $52.2 million. The Company received cash proceeds of approximately $6.8 million, additional Partnership Units of $8.2 million and the remaining consideration, in the form of assumed affiliate debt and working capital adjustments.

        The transaction was effected on a tax deferred basis with the Company retaining a deferred tax liability in the amount of $37.9 million associated with the gain deferred for tax purposes.

        The Company continues to exercise significant influence over the assets sold and, for the period that the assets were held for sale, results of operations were not segregated from continuing operations.

For the year ended December 31, 2002, excluding the after-tax loss of $52.2 million, the assets generated after-tax earnings of $3.6 million.

(millions of dollars)
Assets Held for Sale
Current assets	$51.4
Property, plant and equipment	665.2
Goodwill	182.0
Other L/T assets	4.6
Current liabilities	(25.6)
Long-term liabilities	(22.1)
Accumulated comprehensive income	15.1

$870.6

Sale Proceeds
Cash	$6.8
Long-term debt assumed	805.0
Partnership units	8.2
Working capital and other	50.6

$870.6

5.     INVESTMENT IN MASTER LIMITED PARTNERSHIP

        On December 27, 1991, the Company transferred substantially all of its assets and liabilities related to its pipeline business to the Partnership, a Delaware Master Limited Partnership. The Company has a 2% general partner and an effective 12.1% limited partner interest in the Partnership. On May 14, 2002, EEM was formed by the Company, which owned its single voting share. On October 17, 2002, EEM completed an initial public offering of 9,000,000 limited liability shares ("listed shares"). The proceeds from the offering were used to purchase i-units, a new class of limited partnership interests from the Partnership. The Company purchased 17.2% of the EEM shares, increasing its total net investment in the Partnership to 14.1% from 12.9%. Although 82.8% of EEM is publicly held, as discussed in Note 2, the Company has voting control of EEM by owning all of EEM's voting shares. The Company's consolidated statement of financial position includes 100% of EEM's investment in the Partnership, which totals $338.9 million. The Company's net investment in the Partnership, after deducting EEM's minority interest of $272.9 million, is $220.5 million. In 2002 and prior to the formation of EEM, the Partnership completed a public issue of additional Partnership Units. As the Company elected not to participate in this offering, its effective interest in the Partnership was reduced to 12.9% from 13.6%. This resulted in recognition of a dilution gain of $6.2 million, before tax. In 2001, the Partnership completed two public issues of partnership units, in which the Company elected not to participate. As a result of these offerings, the Company's effective ownership interest in the Partnership was reduced to 13.6% from 15.3%, resulting in recognition of a dilution gain of $14.9 million, before tax.

        The assets and liabilities of the Partnership are summarized below:

	December 31, 2002	December 31, 2001
	(millions of dollars)
ASSETS
Current Assets	$297.5	$115.0
Property, plant and equipment, net	2,253.3	1,486.6
Goodwill	241.1	15.0
Other assets, net	43.0	32.6

	$2,834.9	$1,649.2

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$358.6	$286.3
Long-term debt	1,011.4	715.4
Loans from General Partner and affiliates	444.1	—
Commitments and contingencies	5.6	—
Deferred credits	23.2	—
Minority interest	0.4	3.3
Partners' capital	991.6	644.2

	$2,834.9	$1,649.2

6.     PROPERTY, PLANT AND EQUIPMENT, NET

	December 31, 2002	December 31, 2001
	(millions of dollars)
Land	$1.0	$0.5
Right-of-way, pipelines, compression, and metering	103.3	479.8
Buildings, office and other equipment	0.3	42.8
Construction in progress	0.7	53.0

	105.3	576.1

Accumulated depreciation	(54.0)	(60.5)

	$51.3	$515.6

Midcoast assets held for sale	—	(457.3)

	51.3	58.3

7.     DEBT

	Interest Rate	December 31, 2002	December 31, 2001
		(millions of dollars)
Senior Note maturing 2005	8.01%	$158.0	$158.0
Senior Note maturing 2007	8.17%	117.0	117.0
Revolving Credit Facility	Libor + 0.325%	253.2	251.2

		$528.2	$526.2

Less, current portion of long-term debt	Libor + 0.325%	$(253.2)	—

		$275.0	$526.2

        Subsidiaries of the Company have two senior notes outstanding, which are guaranteed by Enbridge in the aggregate of $275.0 million. Interest on both notes is payable semi-annually. The Company has entered into cross-currency swaps to convert the principal and interest amounts payable on the Senior Notes to Canadian dollars, see Note 12.

        The Company has a Canadian denominated $400.0 million committed extendible revolving credit facility, which is guaranteed by Enbridge. The facility terminates on October 11, 2003. The interest rate on the loan, which is reset quarterly based upon the Canadian dollar three-month LIBOR rate plus 0.325% averaged 2.88% (2001 — 4.8%) and was 3.23% at the end of 2002 (2001—3.44%).

        The aggregate maturities of long-term debt for each of the next five years and thereafter at December 31, 2002 are as follows:

(millions of dollars)
2003	$253.2
2004	—
2005	158.0
2006	—
2007	117.0
Thereafter	—

Total	$528.2

8.     INCOME TAXES

        The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows:

	December 31, 2002	December 31, 2001
	(millions of dollars)
Net operating loss carryforwards	$(26.9)	$(21.3)
Net book value of assets in excess of tax net book value	270.4	188.8
Other	16.6	22.3

Net deferred tax liabilites	$260.1	$189.8

        The Company has net operating loss carryforwards ("NOLs") of approximately $77 million, expiring in various amounts from 2003 through 2022. The ability of the Company to utilize the carryforwards is dependent upon the Company generating sufficient taxable income and will be affected by annual limitations under section 382 of the Internal Revenue Code. The Company believes it is more likely than not that the deferred tax assets attributable to NOLs will be realized and, therefore, there is no valuation allowance offsetting these assets.

9.     RELATED PARTY TRANSACTIONS

        The Company, as sole general partner, is responsible for the management and operation of the Partnership. Through service agreements, the Company utilizes the resources of its affiliates to provide the services required by the Partnership. The Partnership pays the Company's affiliates directly. These transactions have no impact on the earnings of the Company.

	Currency	12/31/02 Rate	Maturity	December 31, 2002	December 31, 2001
				(millions of dollars)
Loans from Affiliated Companies:
Enbridge (U.S.) Inc.	US	130% AFR	Demand	$18.9	$116.0
Enbridge Inc.	US	Libor + 0.325%	Demand	—	277.7
Enbridge Inc.	US	Libor + 0.5%	Demand	—	134.9
Enbridge (U.S.) Inc.	US	Libor + 1.5%	2006	—	229.2
Enbridge Hungary Liquidity Management LLC	US	6.39%	2006	—	90.0

				18.9	847.8
Current Portion				(18.9)	(528.6)

Non-current portion				—	$319.2

        Loan balances to affiliated companies at December 31, 2002 are as follows:

	Currency	12/31/02 Rate	Maturity	December 31, 2002	December 31, 2001
				(millions of dollars)
Loans to Affiliated Companies:
Enbridge Pipeline Inc.	Canadian	7.80%	2003	$107.2	$106.3
Enbridge Pipelines (Athabasca) Inc.	Canadian	7.69%	2005	144.7	143.5
Enbridge Inc.	US	8.00%	2012	198.6	198.6
Enbridge (U.S.) Inc.	US	130% AFR	Demand	—	32.0
Enbridge Pipelines Inc.	Canadian	CDOR + 0.25%	Demand	106.4	75.4
Enbridge Pipelines (Athabasca) Inc.	Canadian	Libor + 0.365%	2003	158.3	157.0
Enbridge Pipelines Inc.	Canadian	Libor + 0.365%	2003	95.0	94.2
Enbridge Energy Partners, L.P.	US	Libor + 1.0%	Demand	—	176.2
Enbridge Inc.	Canadian	Interest Free	Demand	1.7	—

				811.9	983.2
Current Portion: Loans to affiliates				(361.3)	(275.2)
Midcoast assets held for sale (loans)				—	(8.4)

Non-current portion				$450.5	$699.6

10.   POST-EMPLOYMENT BENEFITS

        During 2002, employees and related post-employment obligations from an affiliated entity were transferred to a subsidiary of the Company. In 2001, the Company did not have any employees.

PENSION PLANS

        The Company has two pension plans, that provide either non-contributory, defined benefit pension benefits or contributory defined contribution pension benefits for employees of the Company.

DEFINED BENEFIT PLANS

        Retirement benefits under defined benefit plans are based on the employees' years of service and remuneration. Contributions made by the Company are made in accordance with independent actuarial valuations and are invested primarily in publicly traded equity and fixed income securities. The most recent actuarial valuation was performed as of December 31, 2002.

        Pension costs under the defined benefit pension plans reflect management's best estimates of the rate of return on pension plan assets, rate of salary increases and various other factors including mortality rates, terminations and retirement ages. Adjustments arising from plan amendments, actuarial gains and losses and changes to assumptions are amortized over the expected average remaining service lives of the employees.

DEFINED CONTRIBUTION PLANS

        Contributions are generally based on the employee's age and or years of service. Contributions to the defined contribution plans are also based on employee contributions. For defined contribution pension benefits, pension expense equals amounts required to be contributed by the Company.

POST-EMPLOYMENT BENEFITS OTHER THAN PENSIONS

        Post-employment benefits other than pensions ("OPEB") include supplemental health, dental and life insurance coverage for qualifying retired employees.

        The tables below detail the changes in the benefit obligation, the fair value of plan assets and the recorded asset or liability of our pension and OPEB plans using the accrual method.

	2002
	Pension Benefits	OPEB
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, January 1	$58.5	$26.0
Service Cost	2.5	1.0
Interest Cost	4.0	1.9
Employee Contributions	—	0.1
Curtailment Loss (Gain)	—	—
Plan Change	0.2	—
Special Termination Benefit	—	—
Actuarial (gain)/loss	2.5	18.1
Benefits paid	(5.4)	(1.6)

Benefit obligation, December 31	$62.3	$45.5

CHANGE IN PLAN ASSETS
Fair value of plan assets, January 1	$106.8	$17.2
Actual return on plan assets	(8.1)	1.8
Employer's contributions	—	2.7
Employee contributions	—	0.2
Benefits paid	—	—
Other	(5.4)	(1.6)

Fair value of plan assets, December 31	$93.3	$20.3

FUNDED STATUS
Funded status	$31.0	$(25.2)
Unrecognized prior service cost	2.6	0.5
Unrecognized transition amount	—	7.1
Unrecognized actuarial loss (gain)	(2.8)	15.8

Prepaid (accrued) benefit cost	30.8	(1.8)
Prepaid cost retained by affiliate	(25.6)	—

Prepaid (accrued) benefit cost	$5.2	$(1.8)

NET PERIODIC BENEFIT COST
Service cost	$2.5	$1.0
Interest cost	4.0	1.9
Expected return on plan assets	(8.3)	(0.8)
Amortization of prior service cost	0.5	—
Amortization of transition amount	—	0.7
Recognized actuarial loss (gain)	(0.7)	—

Net periodic benefit cost	(2.0)	2.8
Curtailment (gain)/loss	—	—
Settlement (gain)/loss	—	—
Special termination benefit	—	—

Total net periodic benefit cost	$(2.0)	$2.8

ECONOMIC ASSUMPTIONS

        The assumptions made in the measurement of pension expense and the projected benefit obligation or asset of the pension plans and OPEB were as follows:

	2002
	Pension Benefits	OPEB
Discount rate	6.75 - 7.25%	6.75 - 7.25%
Expected return on plan assets	8.00%	4.50%
Rate of compensation increase	4.00%	N/A
Health care trend	N/A	Graded 14% to 5.5% over 8 years

        A 1% increase in the assumed medical and dental care trend rate would result in an increase of $8.4 million in the accumulated post-employment benefit obligations and an increase of $0.6 million in OPEB expense. A 1% decrease in the assumed medical and dental care trend rate would result in a decrease of $(6.4) million in the accumulated post-employment benefit obligations and a decrease of $(0.4) million in OPEB expense.

11.   CONTINGENCIES

        In connection with the transfer of its pipeline business to the Partnership, the Company indemnified the Partnership from and against substantially all liabilities, including liabilities relating to environmental matters, arising from operations prior to the transfer. This indemnification does not apply to amounts that the Partnership would be able to recover in its tariff rates (if not recovered through insurance), or to any liabilities relating to a change in laws after December 27, 1991. In addition, in the event of default, the Company is subject to recourse with respect to the Partnership's First Mortgage Notes and Revolving Credit Facility Agreement, which amounted to $279.0 million at December 31, 2002 (2001—$447.0 million).

12.   FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

        As of December 31, 2002 and 2001, the carrying amounts of certain financial instruments held by the Company, including cash, cash equivalents, trade receivables, payables, intercompany advances, loans and short-term borrowings are representative of fair value because of the short-term maturity of these instruments. The fair value of all derivative financial instruments is the estimated amount at which management believes the instruments could be liquidated over a reasonable period of time, based on quoted market prices, current market conditions or other estimates obtained from third-party brokers or dealers.

        Based on quoted market prices for the Partnership's publicly held Class A Common Units and EEM's listed shares as at December 31, 2002, the fair value of the Company's 14.1% ownership of the Partnership, which is carried at $493.4 million (2001—$58.7 million), is estimated to be approximately $262.8 million (2001—$192.9 million). The Company's net investment in the Partnership, after deducting EEM's minority interest of $272.9 million, is $220.5 million. This method values the general partner interest (2%) on the same basis as the limited partner's interest, and does not attribute any value to the General Partner's right to receive incentive distributions.

        Based on borrowing rates currently available for instruments of similar terms and maturities, the carrying value of borrowings under the Revolving Credit Facility approximate fair value, the fair value of the Senior Note maturing 2005 is $173.3 million (2001—$172.4 million), and the fair value of the Senior Note maturing 2007 is $134.4 million (2001—$128.6 million).

        The fair value of loans from affiliated company, Enbridge Hungary Liquidity Management, LLC has been transferred to the Partnership (2001—90.7 million). The fair value of loans to affiliated companies, Enbridge Pipelines Inc. (2003 maturity), Enbridge Pipelines (Athabasca) Inc. (2005 maturity), and Enbridge Inc. (2012 maturity), are $107.2, $154.3, and $230.7 million, respectively (2001—$107.0, $153.4, and $220.5 million, respectively). Fair value of other loans from (and to) affiliated companies' approximate face value.

DERIVATIVE FINANCIAL INSTRUMENTS

        The Company utilizes derivative financial instruments to manage market risks associated with certain energy commodities, interest rates and foreign exchange rates. The Company does not engage in speculative trading. Approvals are required from senior management prior to the execution of any derivative transactions.

        Derivative financial instruments involve credit and market risks. Credit risk arises from the possibility that a counterparty will default on its contractual obligations and is limited to those contracts where the Company would incur a loss in replacing the instrument. The Company minimizes credit risk by entering into risk management transactions only with creditworthy institutions that possess investment grade credit ratings or with approved forms of collateral. For transactions with terms greater than five years, the Company may also retain the right require a counterparty, who would otherwise meet the Company's credit criteria, the provide collateral.

COMMODITY PRICE RISK

        The Company's commodity price risk exposure arises from inventory balances and fixed price purchase and sale commitments. The Company uses over-the-counter swap contracts to manage and hedge price risk related to these market exposures.

        Over-the-counter swap agreements require the Company to receive or make payments based on the difference between a specified price and the actual price of natural gas. The Company uses swaps to manage margins on off setting fixed-price purchase or sales commitments for physical quantities of natural gas maturing through 2004.

        The gains, losses and related costs of the financial instruments that meet the criteria for hedge accounting are not recognized until the underlying physical transaction occurs. In instances where the anticipated correlation of price movements does not occur, hedge accounting is terminated and future changes in the value of the instruments are recognized as gains or losses in the statement of operations. If the hedged item of the underlying transaction is sold or settled, the gain or loss on the instrument is recognized in income. At December 31, 2001, the Company had net urealized losses from such hedging contracts of $10.7 million with the entire corresponding amount reflected in accumulated other comprehensive loss. At December 31, 2002, these transactions were no longer included in the Company's financials, as these hedging contracts were sold to the Partnership as part of the sale of the Midcoast assets on October 17, 2002.

	December 31,
	2002			2001
	Notional Principal or Quantity	Fair Value (Payable)	Maturity	Notional Principal or Quantity	Fair Value (Payable)	Maturity
	(millions of dollars)
Energy Commodities
Natural gas (bcf)	—	—	—	12.8	$(10.7)	2002-2004

INTEREST RATE RISK

        In an effort to mitigate its exposure to interest rate fluctuations, the Company, from time to time, enters into interest rate swaps to convert floating rate exposures to fixed rates. These swaps meet the criteria for hedge accounting and are treated as cash flow hedges. The realized gains and losses on financial instruments used to hedge the Company's exposure to interest rate fluctuations are recognized currently with the related interest expense. As of December 31, 2001, the Company effectively converted $140.0 million of floating-rate debt to fixed-rate debt.

        A $40.0 million interest rate swap agreement effectively converted $40.0 million of floating rate debt to a fixed interest rate of 4.475%. The contract has a termination date of November 2, 2003. The approximate fair value of this interest rate swap was a net liability of $1.0 million—2001 with the entire corresponding amount reflected in accumulated other comprehensive loss.

        A $100.0 million interest rate swap agreement effectively converted $100.0 million of floating rate debt to a fixed interest rate of 5.95%. The contract has a termination date of October 23, 2003. The approximate fair value of this interest rate swap was a net liability of approximately $5.5 million -2001 with the entire corresponding amount reflected in accumulated other comprehensive loss. At December 31, 2002, these transactions were no longer included in the Company's financials, as these hedging contracts were sold to the Partnership as part of the sale of the Midcoast assets on October 17, 2002.

	December 31,
	2002			2001
	Notional Principal or Quantity	Fair Value (Payable)	Maturity	Notional Principal or Quantity	Fair Value (Payable)	Maturity
	(millions of dollars)
Interest rates
Interest rate swaps	—	—	—	$140.0	$(6.8)	2003

FOREIGN EXCHANGE RISK

        The Company has financial instruments denominated in Canadian dollars that have exposure to fluctuations in exchange rates. Accordingly, the Company enters into foreign exchange contracts with major financial institutions to offset the impact of U.S. income taxes on gains and losses arising from the translation of these financial instruments. The average remaining term of these contracts is 2.7 years. These forward foreign exchange contracts are recorded at fair market value with the corresponding gains and losses recorded in income. The Company does not intend to settle these foreign exchange contracts prior to maturity. At December 31, 2002, the forward foreign exchange contracts had a fair market value of $23.4 million receivable (2001—$15.0 million receivable).

        The Company has entered into cross-currency swaps to convert the principal and interest amounts payable on the $275.0 million Senior Notes to Canadian dollars. The rates and term of the cross-currency swaps perfectly match the rates an terms of the underlying Senior Notes and any gains/(losses) flow through accumulated other comprehensive loss. On adoption of SFAS No. 133, on January 1, 2001, the Company recorded a transition adjustment of approximately $15.9 million in other comprehensive loss, representing the fair market value of these instruments on that date. As at December 31, 2002, the cross currency swaps had a fair market value of $41.6 million USD receivable (2001—$32.8 million USD receivable).

QuickLinks

ENBRIDGE ENERGY COMPANY, INC. CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AND NOTES THERETO DECEMBER 31, 2002
Report of Independent Accountants
ENBRIDGE ENERGY COMPANY, INC. (a wholly owned subsidiary of Enbridge Pipelines Inc.) CONSOLIDATED STATEMENTS OF FINANCIAL POSITION